Exhibit 5.1

Mayer Brown LLP
October 29, 2012	71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel (312) 782-0600
Main Fax (312) 701-7711
USAA Acceptance, LLC	www.mayerbrown.com
9830 Colonnade Blvd., Suite 600
San Antonio, Texas 78230

Re:	USAA Acceptance, LLC
Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special counsel for USAA Acceptance, LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on October 29, 2012 in connection with the registration by the Company of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”, and together with the Notes, the “Securities”). As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by any of (i) a common law trust or a statutory trust (each, a “Trust”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee, (ii) a limited liability company (each, an “LLC”) to be formed pursuant to a Limited Liability Company Agreement (each, an “LLC Agreement”) by the Company or (iii) a limited partnership (each, an “LP”) to be formed pursuant to a Limited Partnership Agreement (each, an “LP Agreement”) by the general partner and the limited partner. For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Trust, LLC or LP, as the case may be, and an indenture trustee, and the Certificates will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement.

          In that regard, we are generally familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Pooling and Servicing Agreement (including the form of Certificates included as an exhibit thereto), the form of Amended and Restated Trust Agreement (including the form of Certificate included as an exhibit thereto), the form of LLC Agreement, the form of LP Agreement, the form of Purchase Agreement, the form

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership

Mayer Brown LLP

October 29, 2012

of Sale and Servicing Agreement, the form of Interest Rate Swap Agreement and the form of Administration Agreement (collectively, the “Operative Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

          Based on and subject to the foregoing, we are of the opinion that, with respect to the Certificates and/or Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Securities have been duly executed and issued by the related Trust, LLC or LP, and authenticated by the owner trustee with respect to Certificates or the indenture trustee with respect to Notes, as applicable, and sold by the Company or by the Trust, LLC or LP, at the direction of the Company, as applicable, and (c) payment of the agreed consideration for such Securities shall have been received by the Trust, LLC or LP, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Securities and in the manner described in the Registration Statement:

(i)	such Certificates will have been duly authorized by all necessary action of the Trust and will be legally issued, fully paid and nonassessable; and

(ii)

such Notes will have been duly authorized by all necessary action of the Trust, LLC or LP, and will be legally issued and binding obligations of the Trust, LLC or LP, and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Mayer Brown LLP

October 29, 2012

          Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the State of Delaware. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Very truly yours,

/s/ MAYER BROWN LLP
MAYER BROWN LLP